SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2008

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2008, OMNOVA Solutions Inc. (the “Company”) was notified by the New York Stock Exchange, Inc. (“NYSE”) that it had fallen below the NYSE’s continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because over a 30 trading-day period the Company’s total market capitalization was less than $75 million and its most recently reported stockholders’ equity was less than $75 million. As of October 24, 2008, the Company’s 30 trading-day average market capitalization was $72.4 million, and in its quarterly report on Form 10-Q for the quarter ended August 31, 2008, the Company reported shareholders’ equity of $60.4 million.

Under applicable NYSE rules, the Company has 45 days from the receipt of the notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continued listing standards within 18 months. The Company intends to submit such a plan. During this time the Company’s common stock will continue to be listed on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

As required under NYSE rules, the Company issued a Press Release on October 28, 2008, announcing that it had received the notice and that the Company intends to submit a plan to attain compliance with NYSE continued listing standards. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

On October 24, 2008, the Company issued a news release announcing, among other things, that it would be hosting a conference call with investors at 2:30 p.m. on Tuesday, October 28, 2008 to discuss its news release regarding the recent volatility of its stock price. During this call, management will also comment on the news release issued October 28, 2008, regarding the notification of non-compliance received from the NYSE. Additionally, management is expected to comment upon expectations for fourth quarter 2008 cash flow, bank covenant compliance and liquidity, raw material trends, and Decorative Products and Performance Chemicals operating trends as compared to the prior year, as follows:

•	The Company generated cash to reduce debt in September 2008 and expects further positive cash generation to achieve additional debt reduction during the remainder of the fourth quarter;

•	The Company is and expects to be in compliance with its bank covenants at its November 30 fiscal year end and also expects liquidity under its bank lines to increase by that time;

•

Based on raw material price nominations by suppliers and industry forecasts, the Company anticipates declines in the price of its key raw materials in November 2008 and carrying into the first quarter of the Company’s 2009 fiscal year;

•

The Company expects the fourth quarter operating profit of its Performance Chemicals business to exceed the prior year, while Decorative Products is expected to have an operating loss for the fourth quarter of 2008 due to weak market demand.

The information provided above is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

This report on Form 8-K includes forward-looking statements concerning trends, expectations, estimates, forecasts and projections relating to the Company and its business, industries, markets, products, results of operations, financial condition, accounting policies and management judgments, among other things. These statements are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of forward-looking terms such as “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic”, “likely,” “will,” “would,” “could,” or similar terms. There are many risks, uncertainties and factors that could cause actual results or outcomes to differ materially from those expressed in or implied by the Company’s forward-looking statements. Some of these risks, uncertainties and factors include, but are not limited to, the following: general economic trends affecting the Company’s end-use markets; prices and availability of raw materials including styrene, butadiene, vinyl acetate monomer, polyvinyl chloride, acrylics and textiles; ability to increase pricing to offset raw material cost increases; product substitution and/or demand destruction due to product technology, performance or cost disadvantages; customer and/or competitor consolidation; ability to successfully develop and commercialize new products; customer ability to compete against increased foreign competition; ability to successfully implement productivity enhancement and cost reduction initiatives; operational issues at the Company’s facilities; the Company’s strategic alliance, joint venture and acquisition activities; acts of war or terrorism, natural disasters or other acts of God; changes in governmental and regulatory policies; compliance with extensive environmental, health and safety laws and regulations; rapid inflation in health care costs and assumptions used in determining health care cost estimates; risks associated with foreign operations including political unrest and fluctuations in exchange rates of foreign currencies; prolonged work stoppage resulting from labor disputes with unionized workforce; assumptions used in determining pension plan expense and funding, such as return on assets and discount rates and changes in pension funding regulations; litigation against the Company including adverse litigation judgment or settlement and absence of or inadequacy of insurance coverage for such litigation, judgments or settlements; availability of financing to fund operations at anticipated rates and terms; substantial debt and leverage and the ability to service that debt including increases in applicable short or long-term borrowing rates. The Company disclaims any obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Secretary
Date:	October 28, 2008

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release, dated October 28, 2008, issued by OMNOVA Solutions Inc.